Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets (1)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands)
Non-accrual loans	$8,849	$9,029	$9,343	$9,082	$6,629
Loans 90 days or more past due and still accruing interest	-	5	-	-	-
Total non-performing loans	8,849	9,034	9,343	9,082	6,629
Other real estate and repossessed assets	1,338	1,299	1,445	1,689	1,647
Total non-performing assets	$10,187	$10,333	$10,788	$10,771	$8,276

As a percent of Portfolio Loans
Non-performing loans	0.34%	0.35%	0.36%	0.37%	0.32%
Allowance for loan losses	0.96	0.96	0.95	0.95	1.11
Non-performing assets to total assets	0.30	0.31	0.33	0.33	0.30
Allowance for loan losses as a percent of non-performing loans	285.39	275.49	261.17	258.80	348.03

(1)	Excludes loans classified as "trouble debt restructured" that are not past due.

Troubled debt restructurings ("TDR")

	March 31, 2019
	Commercial	Retail (1)		Total
	(In thousands)
Performing TDR's	$6,209	$44,427		$50,636
Non-performing TDR's (2)	67	2,657	(3)	2,724
Total	$6,276	$47,084		$53,360

	December 31, 2018
	Commercial	Retail (1)		Total
	(In thousands)
Performing TDR's	$6,460	$46,627		$53,087
Non-performing TDR's (2)	74	2,884	(3)	2,958
Total	$6,534	$49,511		$56,045

(1)	Retail loans include mortgage and installment loan segments.
(2)	Included in non-performing assets table above.
(3)	Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for loan losses

	Three months ended March 31,
	2019		2018
	Loans	Unfunded Commitments	Loans	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$24,888	$1,296	$22,587	$1,125
Additions (deductions)
Provision for loan losses	664	-	315	-
Recoveries credited to allowance	568	-	1,014	-
Loans charged against the allowance	(866)	-	(845)	-
Additions included in non-interest expense	-	160	-	(114)
Balance at end of period	$25,254	$1,456	$23,071	$1,011

Net loans charged against the allowance to average Portfolio Loans	0.05%		(0.03)%

Capitalization

	March 31, 2019	December 31, 2018
	(In thousands)
Subordinated debentures	$39,405	$39,388
Amount not qualifying as regulatory capital	(1,224)	(1,224)
Amount qualifying as regulatory capital	38,181	38,164
Shareholders’ equity
Common stock	374,678	377,372
Accumulated deficit	(23,135)	(28,270)
Accumulated other comprehensive loss	(6,817)	(10,108)
Total shareholders’ equity	344,726	338,994
Total capitalization	$382,907	$377,158

Non-Interest Income

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(In thousands)
Service charges on deposit accounts	$2,640	$3,092	$2,905
Interchange income	2,355	2,669	2,246
Net gains on assets
Mortgage loans	3,611	2,026	2,571
Securities	304	209	(173)
Mortgage loan servicing, net	(1,215)	(1,511)	2,221
Investment and insurance commissions	297	537	438
Bank owned life insurance	242	257	256
Other	1,725	1,672	1,249
Total non-interest income	$9,959	$8,951	$11,713

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2019	2018
	(In thousands)
Balance at beginning of period	$21,400	$15,699
Originated servicing rights capitalized	1,200	1,055
Change in fair value	(2,691)	1,029
Balance at end of period	$19,909	$17,783

Mortgage Loan Activity

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(Dollars in thousands)
Mortgage loans originated	$137,758	$190,328	$158,967
Mortgage loans sold	154,525	121,426	106,343
Net gains on mortgage loans	3,611	2,026	2,571
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	2.34%	1.67%	2.42%
Fair value adjustments included in the Loan Sales Margin	0.58	(0.39)	0.11

Non-Interest Expense

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(In thousands)
Compensation	$10,481	$9,792	$8,930
Performance-based compensation	2,220	2,704	2,783
Payroll taxes and employee benefits	3,650	3,076	2,755
Compensation and employee benefits	16,351	15,572	14,468
Occupancy, net	2,505	2,245	2,264
Data processing	2,144	2,082	1,878
Furniture, fixtures and equipment	1,029	1,051	967
Communications	769	737	680
Interchange expense	688	728	598
Advertising	672	577	441
Loan and collection	634	782	677
Legal and professional fees	369	528	378
FDIC deposit insurance	368	331	230
Amortization of intangible assets	272	293	86
Costs (recoveries) related to unfunded lending commitments	160	177	(114)
Supplies	158	173	165
Net (gains) losses on other real estate and repossessed assets	119	(53)	(290)
Provision for loss reimbursement on sold loans	111	(68)	11
Credit card and bank service fees	103	104	96
Merger related expenses	-	111	174
Other	1,538	1,455	1,426
Total non-interest expense	$27,990	$26,825	$24,135

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2019			2018
	Average Balance	Interest	Rate (2)	Average Balance	Interest	Rate (2)
	(Dollars in thousands)
Assets
Taxable loans	$2,613,182	$32,600	5.03%	$2,060,720	$23,339	4.57%
Tax-exempt loans (1)	8,689	103	4.81	2,127	18	3.43
Taxable securities	389,845	3,006	3.08	422,254	2,635	2.50
Tax-exempt securities (1)	56,889	469	3.30	78,345	603	3.08
Interest bearing cash	65,213	311	1.93	32,901	82	1.01
Other investments	18,359	264	5.83	15,543	248	6.47
Interest Earning Assets	3,152,177	36,753	4.70	2,611,890	26,925	4.15
Cash and due from banks	34,240			32,135
Other assets, net	170,586			132,961
Total Assets	$3,357,003			$2,776,986

Liabilities

Savings and interest- bearing checking	$1,361,057	1,486	0.44	$1,094,981	551	0.20
Time deposits	688,434	4,195	2.47	564,282	1,736	1.25
Other borrowings	66,058	712	4.37	64,890	574	3.59
Interest Bearing Liabilities	2,115,549	6,393	1.23	1,724,153	2,861	0.67
Non-interest bearing deposits	859,605			758,643
Other liabilities	40,257			29,606
Shareholders’ equity	341,592			264,584
Total liabilities and shareholders’ equity	$3,357,003			$2,776,986

Net Interest Income		$30,360			$24,064

Net Interest Income as a Percent of Average Interest Earning Assets			3.88%			3.71%

(1)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

(2)	Annualized

Commercial Loan Portfolio Analysis as of March 31, 2019

	Total Commercial Loans
Loan Category	All Loans	Watch Credits			Percent of Loan Category in Watch Credit
		Performing	Non- performing	Total
	(Dollars in thousands)
Land	$12,627	$61	$-	$61	0.5%
Land Development	11,152	137	-	137	1.2
Construction	60,958	6,565	-	6,565	10.8
Income Producing	397,578	15,019	-	15,019	3.8
Owner Occupied	356,589	24,600	824	25,424	7.1
Total Commercial Real Estate Loans	$838,904	$46,382	824	$47,206	5.6

Other Commercial Loans	$329,500	$16,146	881	$17,027	5.2
Total non-performing commercial loans			$1,705

Commercial Loan Portfolio Analysis as of December 31, 2018

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non- performing	Total
	(Dollars in thousands)
Land	$12,308	$63	$-	$63	0.5%
Land Development	12,155	338	-	338	2.8
Construction	59,856	7,901	-	7,901	13.2
Income Producing	388,311	12,430	-	12,430	3.2
Owner Occupied	353,572	23,041	846	23,887	6.8
Total Commercial Real Estate Loans	$826,202	$43,773	846	$44,619	5.4

Other Commercial Loans	$318,279	$16,695	1,374	$18,069	5.7
Total non-performing commercial loans			$2,220